UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2003

Bottomline Technologies (de), Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25259	02-0433294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (603) 436-0700

Not Applicable

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

On September 18, 2003, Bottomline Technologies (de), Inc. (the “Registrant”) acquired Create!form International, Inc. (“Create!form”), a private company incorporated in Delaware. The acquisition was completed pursuant to an Agreement and Plan of Merger, dated September 15, 2003, by and among the Registrant, Create!form Acquisition Corporation, a wholly-owned subsidiary of the Registrant (the “Surviving Corporation”), Create!form, the Principals (as defined therein), the Stockholder Representatives (as defined therein) and the Company Stockholders (as defined therein) (the “Merger Agreement”). The consideration for the acquisition was $2,795,507 in cash and 563,151 shares of authorized but previously unissued shares of common stock, $0.001 par value per share, of the Registrant (the “Common Stock”). A total of 177,734 of these shares and $250,000 of the cash consideration will be held in escrow to secure the indemnification obligations of Create!form’s stockholders under the Merger Agreement. Up to an additional 400,000 shares of Common Stock will be issued to Create!form’s stockholders if Create!form achieves certain milestones by June 30, 2004. The source for the cash portion of the consideration was cash generated from operations of the Registrant.

Upon consummation of the transactions contemplated by the Merger Agreement, Create!form was merged with and into the Surviving Corporation (the “Merger”), whereby Create!form became a wholly-owned subsidiary of the Registrant. Prior to the Merger, Create!form provided software products that streamline and enable output formatting and delivery of business documents. Create!form will continue to operate substantially in the same manner in which it did immediately prior to the Merger.

The terms of the Merger Agreement, including the amount of consideration paid by the Registrant, were determined pursuant to arm’s-length negotiations. To the knowledge of the Registrant, none of the Registrant, any affiliate, director, officer, or any associate of any director or officer of the Registrant had any material relationship with Create!form prior to the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 15, 2003, by and among Bottomline Technologies (de), Inc., Create!form Acquisition Corporation, Create!form International, Inc., the Principals (as defined therein), the Stockholder Representatives (as defined therein) and the Company Stockholders (as defined therein).

99.1	Press release dated September 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2003	BOTTOMLINE TECHNOLOGIES (DE), INC. (Registrant)

	By:	/s/ Robert A. Eberle
Robert A. Eberle Chief Operating Officer, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
2.1*	Agreement and Plan of Merger, dated as of September 15, 2003, by and among Bottomline Technologies (de), Inc., Create!form Acquisition Corporation, Create!form International, Inc., the Principals (as defined therein), the Stockholder Representatives (as defined therein) and the Company Stockholders (as defined therein).

99.1	Press release dated September 16, 2003.

*	The exhibits and schedules to this agreement were omitted by the Registrant. The Registrant agrees to furnish any exhibit or schedule to this agreement supplementally to the Securities and Exchange Commission upon written request.